Exhibit 99.1

TScan Therapeutics Appoints R. Keith Woods to its Board of Directors, Bringing Expertise in Commercialization and Global Operations

WALTHAM, Mass., Dec 7, 2023 — TScan Therapeutics, Inc. (Nasdaq: TCRX), a clinical-stage biopharmaceutical company focused on the development of T cell receptor (TCR)-engineered T cell therapies (TCR-T) for the treatment of patients with cancer, today announced the appointment of R. Keith Woods to its Board of Directors. Mr. Woods has over 30 years of life science experience, with expertise in commercialization, sales, global operations, supply chain and business strategy.

“I am pleased to welcome Keith, a highly respected and experienced leader in biotechnology, as our newest member to the Board of Directors,” said Gavin MacBeath, Ph.D., Chief Executive Officer. “In his previous position as COO of argenx, Keith successfully transitioned the company from an R&D organization to a fully integrated global biotech organization. Keith has extensive experience in operations, sales, launch readiness, and commercialization, and we look forward to working with him as we advance our clinical programs toward pivotal studies.”

“I am delighted to be joining TScan’s Board and further support the progress of this innovative company. I believe that TScan is well-positioned to deliver on its mission of bringing life-changing therapies to patients suffering from cancer and other debilitating disorders. I look forward to bringing my commercialization, operations, and biopharmaceutical industry experience to supporting the growth of TScan and advancing this compelling pipeline,” added Mr. Woods.

Mr. Woods has over three decades of experience in the biopharmaceutical sector, having served most recently as chief operating officer (COO) of argenx where he led the company through its transition from an R&D organization to a global commercial organization. During this time, he oversaw key teams in preparation for argenx’s first product launch, including sales, marketing, market access and reimbursement, business operations, patient services and medical affairs. In 2023, Mr. Woods transitioned from this role to serve as a strategic advisor to the Board of Directors of argenx. Prior to argenx, Keith served as senior vice president of North American operations for Alexion Pharmaceuticals, Inc. (Alexion), where he managed a team of several hundred people in the U.S. and Canada and was responsible for more than $1 billion in annual sales. Prior to joining Alexion, Mr. Woods held various positions of increasing responsibility within Roche, Amgen, and Eisai Co., Ltd., over a span of 20 years. He holds a Bachelor of Science in marketing from Florida State University.

About TScan Therapeutics, Inc.

TScan is a clinical-stage biopharmaceutical company focused on the development of T cell receptor (TCR)-engineered T cell therapies (TCR-T) for the treatment of patients with cancer. The Company’s lead TCR-T therapy candidates, TSC-100 and TSC-101, are in development for the treatment of patients with hematologic malignancies to eliminate residual disease and prevent relapse after allogeneic hematopoietic cell transplantation. The Company is also developing multiplexed TCR-T therapy candidates for the treatment of various solid tumors. The Company has developed and continues to build its ImmunoBank, the Company’s repository of therapeutic TCRs that recognize diverse targets and are associated with multiple HLA types, to provide customized multiplexed TCR-T therapies for patients with a variety of solid tumors.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, express or implied statements regarding TScan’s plans, progress, and timing relating to TScan’s hematologic malignancies program; TScan’s plans, progress, and timing relating to the TScan’s solid tumor programs, including expanding the ImmunoBank; TScan’s current and future research and development plans or expectations; the structure, timing and success of TScan’s planned preclinical development; the potential benefits of any of TScan’s proprietary platforms, multiplexing, or current or future product candidates in treating patients; and TScan’s goals and strategy. TScan intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as, but not limited to, “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “anticipate,” “project,” “target,” “design,” “estimate,” “predict,” “potential,” “plan,” “look forward,” “on track,” or similar expressions or the negative of those terms. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions, and uncertainties. The express or implied forward-looking statements included in this release are only predictions and are subject to a number of risks, uncertainties and assumptions, including, without limitation: the beneficial characteristics, safety, efficacy, therapeutic effects and potential advantages of TScan’s TCR-T therapy candidates; TScan’s expectations regarding its preclinical studies being predictive of clinical trial results; the timing of the initiation, progress and expected results of TScan’s preclinical studies, clinical trials and its research and development programs; TScan’s plans relating to developing and commercializing its TCR-T therapy candidates, if approved, including sales strategy; estimates of the size of the addressable market for TScan’s TCR-T therapy candidates; TScan’s manufacturing capabilities and the scalable nature of its manufacturing process; that Mr. Woods’ experience in the biopharmaceutical sector and expertise in commercialization may not be predictive of TScan’s advancement of its clinical programs toward pivotal studies; that Mr. Woods’ commercialization, operations, and biopharmaceutical industry experience may not necessarily be predictive of TScan’s success in advancement of its pipeline; TScan’s expectations regarding competition; TScan’s anticipated growth strategies; TScan’s ability to attract or retain key personnel; TScan’s expectations regarding federal, state and foreign regulatory requirements; TScan’s ability to obtain and maintain intellectual property protection for its proprietary platform technology and our product candidates;; and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of TScan’s most recent Annual Report on Form 10-K and any other filings that TScan has made or may make with the SEC in the future. Any forward-looking statements contained in this release represent TScan’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, TScan explicitly disclaims any obligation to update any forward-looking statements.

Contacts

Heather Savelle

TScan Therapeutics, Inc.

VP, Investor Relations

857-399-9840

hsavelle@tscan.com

Joyce Allaire

LifeSci Advisors, LLC

Managing Director

617-435-6602

jallaire@lifesciadvisors.com